UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2005

COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 3, 2005, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), revised its compensation policy for the Directors who are not employees of the Company (“Non-Employee Directors”). Effective July 1, 2005:

•	each Non-Employee Director will receive an annual retainer of $45,000 (paid pro rata for 2005), which represents an increase of $25,000 from the annual retainer paid in 2004;

•	each Non-Employee Director will receive a $2,000 per diem fee for attendance at meetings of the Board of Directors, which represents a decrease of $1,000 from the per diem fee paid in 2004 for Board meetings;

•	each Non-Employee Director will receive a $1,500 per diem fee for attendance at meetings of the Committees of the Board of Directors, which represents a decrease of $1,500 from the per diem fee paid in 2004 for Committee meetings;

•	the Chair of the Audit Committee will receive a fee of $7,000 for serving in that capacity, which represents an increase of $2,000 from the fee paid in 2004 to the Chair of the Audit Committee; and

•	the Chairs of the Compensation Committee and the Nominating and Governance Committee will each receive a fee of $5,000 for serving in those respective capacities, which represents an increase of $1,000 from the fees paid in 2004 to each of the Chairs of the Compensation Committee and the Nominating and Governance Committee.

     The Company made no change to the $1,500 fee payable for participation in each telephonic Board or Committee meeting.

     Non-Employee Directors will continue to participate in the 2002 Stock Option Plan for Non-Employee Directors (the “Stock Option Plan”). However, effective as of May 3, 2005, Non-Employee Directors will no longer receive an automatic annual grant of options to purchase 2,000 shares of the Company’s common stock under the Stock Option Plan. Instead, Non-Employee Directors will receive an annual grant of options to purchase shares of the Company’s common stock in an amount equal to $20,000 divided by the last sale price of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the last trading day prior to the grant date for that particular year (the “Stock Option Closing Price”). For purposes of the respective grants of stock options to the Non-Employee Directors in 2005, the Stock Option Closing Price was $17.92.

     Non-Employee Directors will also continue to participate in the Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan (the “Deferral Plan”), which permits Non-Employee Directors to defer some or all of the fees payable to them for service on the Board. However, effective as of May 3, 2005, Non-Employee Directors will no longer receive an automatic annual grant of 500 phantom stock units under the Deferral Plan. Instead, Non-

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Employee Directors will receive an annual grant of phantom stock units in an amount equal to $30,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year (or, if there were no sales on the grant date, the next preceding date during which a sale of the Company’s common stock occurred) (the “Phantom Stock Unit Closing Price”). Again, for purposes of the respective grants of phantom stock units to the Non-Employee Directors in 2005, the Phantom Stock Unit Closing Price was $18.06.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ James E. Kline

Name: James E. Kline Title: Vice President, General Counsel and Secretary

Date: May 9, 2005

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